UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10 , 2014 (December 8, 2014)

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Our stock is currently traded on the OTCQB marketplace under the symbol “MBVX”. However, we have also been pursuing listing on the The Nasdaq Stock Market, LLC, or NASDAQ, including appealing the previous delisting of our shares on July 11, 2014. On December 8, 2014, we received notice from the NASDAQ that our appeal of that delisting has been denied. The shares of MabVax Therapeutics Holdings Inc. will continue to trade on the OTCQB as they have since July 11, 2014.

As disclosed in our Current Report on Form 8-K filed with the SEC on November 14, 2013, we received a notice letter from NASDAQ, indicating that based on our stockholders’ equity of $2,441,000 disclosed in our Form 10-Q for the period ended September 30, 2013, we did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Listing Rule 5550(b)(1). We also failed to meet the stockholders’ equity requirement set forth in 5550(b)(1) prior to the merger.

On July 9, 2014, we received a notice from the NASDAQ Hearings Panel, or the Panel, informing us of the Panel’s decision to delist our common shares from the NASDAQ Capital Market effective as of the open of business on Friday, July 11, 2014. We were before the Panel for the failure to maintain the minimum $2,500,000 shareholders’ equity requirement as required by NASDAQ Listing Rule 5550(b)(1).

We then submitted an application to OTC Marketplace LLC, or OTC Markets, to list shares of our common stock on the OTCQB marketplace while we pursued an appeals process with NASDAQ. Shares of our common stock began trading on the OTCQB marketplace on Friday, July 11, 2014 under the trading symbol TELKD.

In connection with the merger of MabVax Therapeutics, Inc. with Telik, Inc. on July 8, 2014, we filed an Initial Listing Application for the post-merger combined entity pursuant to NASDAQ Listing Rule 5110(a), and, as disclosed in our Proxy Statement filed with the SEC on June 3, 2014, as supplemented and amended. We also solicited the approval of the holders of a majority of our issued and outstanding stock for certain amendments to our charter documents to, among other things, effect a 5-1 reverse stock split of our issued and outstanding stock, or the Reverse Stock Split, in order to meet the minimum bid price of $4.00 a share, which is also an Initial Listing Standard as part of the merged company, as discussed below.

As disclosed in our Current Report on Form 8-K filed with the SEC on July 9, 2014, we failed to obtain stockholder approval for the Reverse Stock Split. We met the minimum stockholders’ equity requirement set forth in 5550(b)(1) immediately following the merger. However, partially as a result of our failure to obtain approval for the Reverse Stock Split, the bid price of our common stock traded on the NASDAQ Capital Market on July 9, 2014 failed to meet the NASDAQ Initial Listing Standards required for NASDAQ’s approval of our Initial Listing Application.

On July 9, 2014, we appealed the Panel’s decision to the NASDAQ Listing and Hearing Review Council, or the Council, requesting an expedited review of the Panel’s delisting decision requesting an opportunity to demonstrate our compliance with the NASDAQ Initial Listing Standards within the next 30 days. On December 8, 2014 we received notice that the Council has denied our appeal, and that the NASDAQ will file a Form 25 with the Securities and Exchange Commission to finalize removal of the Common Stock from listing on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: December 10, 2014	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer